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                                                                 EXHIBIT 10.4(c)

                                                                    ATTACHMENT C

                        RESOLUTIONS APPROVING AMENDMENTS
                    TO THE AIR PRODUCTS AND CHEMICALS, INC.
                      PENSION PLAN FOR SALARIED EMPLOYEES
                  (THE "QUALIFIED PLAN") AND THE SUPPLEMENTARY
                PENSION PLAN OF AIR PRODUCTS AND CHEMICALS, INC.
                (TOGETHER WITH THE QUALIFIED PLAN, THE "PLANS")


     WHEREAS, by resolution dated 14 July 1993 the Management Development and Compensation Committee has delegated authority to the Employee Benefit Plans Committee to from time to time amend each Plan to waive certain of the conditions required to be eligible for the Plan's early retirement subsidy, such authority to be exercised by this Committee by its approval of amendments to the Plans to be effective (a) as of such dates, (b) for such time periods,
(c) as to such groups of Participants, and (d) under such circumstances, including without limitation a Participant's having achieved such age and/or service as of his or her separation from service, and/or having separated from service as a result of or in connection with any work force reduction or re-engineering or other reorganization of any portion of the company or its business (or of an affiliated company which is a Participating Employer under the Plans or of its business), as this Committee shall in its discretion determine to be appropriate and consistent with the business needs of the company and the purposes of the respective Plans and, upon advice of counsel to the company, to be in compliance with applicable law and as required by the Internal Revenue Service for the continuing qualification of the Qualified Plan and the trust fund established therefor;


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     NOW, THEREFORE, BE IT RESOLVED, that each of the Plans be amended so as to waive the condition to eligibility for the early retirement subsidy under such Plan that a Participant must separate from service after attaining age 55, as to all Participants who Separate from Service, (as defined in the Qualified
Plan), during the company's 1996 fiscal year as a result of an involuntary termination and position elimination in connection with a reengineering initiative and who, as of their date of Separation from Service, are at least age 50, and have achieved at least 20 years of Credited Service as defined in the Qualified Plan, and who have signed a release of claims against the company.

     RESOLVED FURTHER, that the company's Vice President - Human Resources be, and he hereby is, authorized, directed and empowered to amend and revise the Plan texts as required, upon advice of counsel to the company, to effect the foregoing amendments to each Plan; and to further amend the applicable Plan texts to provide, in the case of participants who are highly compensated employees as defined in Section 414(q) of the Internal Revenue Code, that any increased benefits resulting from the foregoing amendments shall be paid under the Supplementary Pension Plan rather than from the Qualified Plan; and

     RESOLVED FURTHER, that the proper officers of the company be, and they each hereby are, authorized and empowered, in the name and on behalf of the company, to make, execute and deliver such instruments, documents and certificates and to do and perform such other acts and things as may be necessary or appropriate to accomplish the amendments of the Plans, as aforesaid, and to carry out the intent and accomplish the purpose of these resolutions, including, without limitation, making such amendments and other revisions in the respective Plans and the texts thereof as may be required, in their discretion and upon advice

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of counsel to the company, to effect the foregoing amendments and for compliance with applicable law or by the Internal Revenue Service for the continuing qualification of the Qualified Plan or the trust fund established therefor.

                                                           APCI EMPLOYEE BENEFIT
                                                           PLANS COMMITTEE
                                                           15 August 1995

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